Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333- 249948) and Registration Statement on Form S-3 (File No. 333-248069) of Logiq, Inc. (the “Company”) of our report dated March 31, 2022, relating to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Centurion ZD CPA & Co
Centurion ZD CPA & Co

Hong Kong
March 31, 2022